SECURITY AGREEMENT

This SECURITY AGREEMENT (the “Agreement”) is made as of August 25, 2022, by LF3 PINEVILLE 2, LLC, a Delaware limited liability company, and LF3 PINEVILLE 2 TRS, LLC, a Delaware limited liability company (individually and collectively, jointly and severally, the “Debtor”), for the benefit of WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), as the secured party.

RECITALS:

A.Lender has agreed to lend Debtor an amount up to the principal sum of $9,401,000.00 (collectively, the “Loan”) in accordance with the terms of the Loan Agreement, of even date herewith, between Lender and Debtor (the “Loan Agreement”). The Loan Agreement contains express conditions precedent to the Loan.

B.It is a condition to Lender closing the transactions described in the Loan Agreement that Debtor execute and deliver this Agreement granting Lender a first priority lien on the UCC Collateral. Capitalized terms used in this Agreement and not defined in this Agreement have the meanings given to such terms in the Loan Agreement.

AGREEMENT:

In consideration of Lender making the Loan, as an inducement to Lender to do so, and for other valuable consideration, Debtor represents and warrants to, and covenants and agrees for the benefit of, Lender as follows:

1.	Grant. Debtor grants to Lender a security interest in the UCC Collateral, as described on Exhibit A.

2.Limitations. By accepting this Agreement, Lender confirms and agrees that, notwithstanding the inclusion of general intangibles as part of the UCC Collateral and the creation, attachment and perfection of Lender’s security interest in general intangibles in accordance with the provision of Section 9-408(a) of the UCC, such creation, attachment and perfection, as it relates to the Franchise Agreement and Management Agreement, is subject to the limitations imposed by Section 9-408(d) of the UCC which provide that such creation, attachment, and perfection (a) is not enforceable against the Franchisor or Manager; (b) does not impose a duty or obligation on the Franchisor or Manager; (c) does not require the Franchisor or Manager to recognize the security interest, pay or render performance to Lender, or accept payment or performance from Lender; (d) does not entitle Lender to use or assign Debtor’s rights under the Franchise Agreement or Management Agreement; and (e) does not entitle Lender to use, assign, possess, or have access to any trade secrets or confidential information of the Franchisor or Manager.

3.Obligations Secured. The security interest granted pursuant to this Agreement is given to secure the payment and performance of the Loan and all other Obligations. The obligations secured hereby are referred to herein as the “Secured Obligations”. Any other provision hereof to the contrary notwithstanding, the Secured Obligations do not include the obligations of any Credit Party in any environmental indemnity agreement.

4.Agency. Debtor acknowledges and agrees that, to the extent any Secured Obligation is held by an Affiliate of Lender, rather than directly by Lender, Lender is acting both for itself, with respect to Secured Obligations held by Lender, and as the representative and collateral agent for and on behalf of such Affiliate with respect to Secured

Obligations held by such Affiliate, and Lender is entitled, both on its own behalf and as the representative and collateral agent for and on behalf of such Affiliate, to exercise all rights and remedies of the secured party under this Agreement.

5.Use; Ownership. Debtor will (a) keep all of the tangible UCC Collateral at its current business site (the “Collateral Site”, with references to “Collateral Site” to include each site where Debtor is conducting business and where tangible UCC Collateral is located); (b) use the UCC Collateral only in its trade or business; (c) maintain all of the tangible UCC Collateral in good operating order and repair, normal wear and tear excepted; (d) use and maintain the UCC Collateral only in compliance with manufacturers’ recommendations and all Applicable Law; (e) keep all of the UCC Collateral free and clear of any and all Liens, other than those in favor of Lender; (f) maintain at the Collateral Site(s) all of the equipment, machinery, furniture, appliances, trade fixtures, tools, and office and record keeping equipment required to be maintained at the Collateral Site(s) pursuant to the Franchise Agreement and Management Agreement and that are reasonably necessary for the proper and prudent operation of the Collateral Site(s) as a Permitted Concept; and (g) remain the sole owner of the UCC Collateral and not sell, lease, mortgage, hypothecate, license, grant a security interest in or otherwise transfer or encumber any of the UCC Collateral (a “Transfer”) except for sales of inventory in the ordinary course of business and, so long as no Default has occurred and is continuing, sales or other dispositions of obsolete equipment consistent with past practices, so long as such items are replaced by items of equal or greater value and utility. Except as provided in the preceding sentence, Debtor will not part with possession of any of the UCC Collateral (except to Lender or for maintenance and repair).

6.Financing Statements and Further Assurances; Waivers. Debtor agrees, on Lender’s request, to furnish to Lender such further information, to execute and deliver to Lender such documents and instruments and to do such other acts and things as Lender may at any time reasonably request relating to the perfection or protection of the security interest in the UCC Collateral created hereby, in a first priority lien position, or for the purpose of carrying out the intent of this Agreement. Debtor shall obtain and furnish to Lender any subordinations, releases, landlord, lessor, bailee or mortgagee waivers, control agreements, and similar documents as may be from time to time requested by, and in form and substance satisfactory to, Lender. Debtor will warrant and defend the UCC Collateral and Lender against all claims by all persons in connection with the Secured Obligations. To the extent permitted under Applicable Law, Debtor (a) waives any right under the UCC or other Applicable Law to receive notice or copies of any filed or recorded financing statements, amendments thereto, continuations thereof or termination statements; and (b) releases and excuses Lender from any obligation under the UCC or other Applicable Law to provide notice or a copy of any such filed or recorded documents.

7.Lender’s Authority. Debtor authorizes Lender, and ratifies any prior authorization, to file financing statements, continuations, and amendments thereto describing the UCC Collateral and containing any other information required by the UCC, in such form and substance as Lender, in its sole discretion, may determine.

8.Certain Rights and Remedies. If an Event of Default has occurred and is continuing and in addition to the rights and remedies available to Lender under this Agreement or any other Loan Document, Lender, without any other notice to or demand upon Debtor, shall have the rights and remedies of a secured party under the UCC and any additional rights and remedies that may be provided to a secured party in any jurisdiction in which any UCC Collateral is located, including the right to enter upon each Collateral Site, take possession of and remove such UCC Collateral therefrom. Lender may require Debtor to assemble all or any part of the UCC Collateral at such location(s) as Lender may reasonably designate. Lender shall give to Debtor at least 10 calendar days prior written notice of the time and place of any public sale of UCC Collateral or of the time after which any private sale or any other intended disposition is to be made. Debtor acknowledges that 10 calendar days prior written notice of such sale or sales shall be reasonable notice. To the extent permitted under Applicable Law, Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Lender’s rights and remedies hereunder, including its right following an Event of Default to take immediate possession of the UCC Collateral and to exercise its rights and remedies with respect thereto.

9.Receivers. Debtor irrevocably agrees that upon the occurrence of an Event of Default, Lender may obtain an order, ex parte, from a state or federal court appointing a receiver for (a) the business operations of Debtor; (b) the UCC Collateral; and/or (c) any or all of the assets and property rights of Debtor. Lender’s right to obtain such an order ex parte from such court shall be as a matter of right and without notice to Debtor or anyone claiming under Debtor and without regard to the then value of the UCC Collateral or the interest of Debtor therein. DEBTOR WAIVES ANY RIGHT TO A HEARING OR NOTICE OF HEARING PRIOR TO THE APPOINTMENT OF A RECEIVER AND IRREVOCABLY CONSENTS TO SUCH APPOINTMENT.

Debtor irrevocably agrees that any receiver appointed pursuant to this Section may have all of the powers and duties of receivers in like or similar cases, including the right, with Lender’s express written consent, to operate and sell all property of the receivership estate, and that such powers and duties shall be vested in the receiver until the later of

(x) the date of confirmation of sale of the receivership estate; (y) the date of expiration of any redemption period; or

(z) the date the receiver is discharged. Debtor waives any and all rights to object to the appointment of a receiver as provided herein or to the receiver’s operation or disposition of the receivership estate.

10.Marshaling. Lender shall not be required to marshal any present or future collateral security (including the UCC Collateral) for, or other assurances of payment of, the Obligations or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent permitted under Applicable Law, Debtor agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Lender’s rights and remedies under this Agreement or under of the other Loan Documents, and, to the extent permitted under Applicable Law, Debtor irrevocably waives the benefits of all such laws.

11.Proceeds of Dispositions; Expenses. Debtor shall pay to Lender on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Lender in protecting, preserving or enforcing its rights and remedies under or in respect of any of the Secured Obligations or any of the UCC Collateral. After deducting all of the foregoing expenses, the residue of any proceeds of collection or sale or other disposition of the UCC Collateral shall, to the extent actually received in cash, be applied to payment of the Secured Obligations in such order or preference as Lender may determine. Upon the final payment and satisfaction in full of all of the Secured Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the UCC, any excess shall be returned to Debtor. In the absence of final payment and satisfaction in full of all of the Secured Obligations, Debtor shall remain liable for any deficiency.

12.Other Security Documents. The provisions hereof supplement the provisions of any other Loan Document that grants a Lien to Lender or that otherwise secures payment or performance of any of the Secured Obligations, and nothing contained therein shall derogate from any of the rights or remedies of Lender hereunder.

13.No Entity Name Changes. No Debtor that is an entity shall change its name from that set forth on the signature page hereof without giving Lender at least 45 days’ prior written notice thereof and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender’s Liens in the UCC Collateral.

14.Applicability of General Provisions. All provisions of the Loan Agreement Article entitled “General Provisions” apply to this Agreement, the same as if such provisions were set forth in full in this Agreement.

15.Governing Law. THE LAWS OF THE STATE OF ARIZONA (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF) SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, INCLUDING ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT;

provided, however, that with respect to any married individual signing this Agreement who is not a resident of the State of Arizona, this Section shall not be a contractual choice of the community property laws of the State of Arizona.

16.Binding Effect. This Agreement shall be binding upon and inure to the benefit of Debtor and Lender and their respective successors and permitted assigns, including, any United States trustee, any debtor in possession or any trustee appointed from a private panel and, if any Debtor is an individual, such individual’s heirs, personal representatives, administrators, and executors.

[Signature Page Follows]

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EXECUTED effective as of the date first set forth above.

DEBTOR:

LF3 PINEVILLE 2, LLC, a Delaware limited liability company

By:	Lodging Fund REIT III OP, LP, a Delaware limited partnership, its Sole Member

By:Lodging Fund REIT III, Inc., a Maryland corporation, its General Partner

By: /s/ Samuel C. Montgomery

Name: Samuel C. Montgomery

Its: Chief Financial Officer

-"'\.

LF3 PINEVILLE 2 TRS, LLC, a Delaware limited liability company

By:Lodging Fund REIT III TRS, Inc., a Delaware corporation, its Sole Member

By:	Lodging Fund REIT III OP, LP, a Delaware limited partnership, its Sole Shareholder

By:Lodging Fund REIT III, Inc., a Maryland corporation, its General Partner

By: /s/ Samuel C. Montgomery

Name: Samuel C. Montgomery

Its: Chief Financial Officer

Signature Page to Security Agreement

Article 8 EXHIBIT A

THE UCC COLLATERAL

The “UCC Collateral” consists of all of the following described property, whether now owned or hereafter acquired and wherever located, together with all replacements and substitutions therefor and all cash and non-cash proceeds (including insurance proceeds and any title and UCC insurance proceeds) and products thereof, and, in the case of tangible property, together with all additions, attachments, accessions, parts, equipment and repairs now or hereafter attached or affixed thereto or used in connection therewith, excluding, however, any and all “consumer goods,” as defined in the UCC: All of Debtor’s right, title, and interest in: (a) all types of property included within the term “equipment” as defined by the UCC (except vehicles, boats and airplanes), including machinery, furniture, appliances, trade fixtures, tools, and office and record keeping equipment; (b) all inventory, including all goods held for sale, raw materials, work in process and materials or supplies used or consumed in Debtor’s business; (c) all documents; general intangibles; accounts; contract rights; chattel paper and instruments; money; securities; investment properties; deposit accounts; supporting obligations; letters of credit and letter of credit rights; commercial tort claims; and records, software and information contained in computer media (such as databases, source and object codes and information therein), together with any equipment and software to create, utilize, maintain or process any such records or data on electronic media; (d) any and all plans and specifications, designs, drawings and other matters prepared for any construction on any real property owned by or leased to Debtor at a Collateral Site or regarding any improvements to any Collateral Sites and any and all construction contracts, design agreements, engineering agreements and other agreements related to the construction of any such improvements; (e) goodwill; and (f) to the extent constituting collateral with respect to which a security interest may be created pursuant to Article 9 of the UCC, amounts paid as rents, fees, charges, accounts, or other payments for the use or occupancy of rooms and other public facilities in hotels, motels, or other lodging properties. The Collateral covered by this UCC-1 Financing Statement is within the scope of Chapter 9 of the Uniform Commercial Code as enacted by the laws of the applicable jurisdiction.